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                                                           PET FOOD AND SUPPLIES
--------------------------------------------------------------------------------
           9125 Rehco Road San Diego, California 92121 (858) 453-7845

FOR IMMEDIATE RELEASE      James M. Myers, Senior Vice President
                               and Chief Financial Officer        (858) 677-3005

                 PETCO REPORTS SECOND QUARTER SALES AND EARNINGS

                        OPERATING EARNINGS ARE $0.27 PER SHARE
             INCLUDING INTERNET OPERATIONS, NET EARNINGS ARE $0.12 PER SHARE


         SAN DIEGO - August 17, 2000 - PETCO Animal Supplies, Inc. (NASDAQ:
PETC) today reported sales and net earnings for its second quarter and six month period ended July 29, 2000.

         Net sales for the second quarter increased to $262.7 million from $236.2 million in the second quarter last year. During the second quarter, comparable store sales rose 5.0%.

         For the six months (26 weeks) ended July 29, 2000, net sales increased to $527.9 million from $465.8 million in the same period last year. Comparable store sales increased 6.7% for the six month period.

         Gross profit margin improved to 27.9% in the second quarter, from 26.2% in the second quarter last year. The wider availability of Iams brand pet food reduced comparable store sales growth. However, the sales mix continued to shift in favor of higher-margin supplies. Pet supplies and services in the second quarter represented more that 65% of sales, an increase of more than 400 basis points in sales mix on a year-over-year basis.

         Operating income climbed to $12.1 million for the second quarter compared with $8.9 million in the second quarter last year. Operating income for the six month period increased to $23.6 from $16.7 in the prior year period.

         Net earnings for the second quarter were $2.7 million, or $0.12 per diluted share, compared with $4.1 million, or $0.19 per diluted share, in the second quarter last year. Net earnings include the negative impact of Internet operations and equity in loss of unconsolidated affiliates, and related tax effects, of $0.15 per diluted share, for the second quarter 2000.

          Operating earnings for the second quarter, or net earnings excluding Internet operations and equity in loss of unconsolidated affiliates, and related tax effects, increased to $5.9 million, or $0.27 per diluted share, an increase over operating earnings in the prior year of $4.1 million, or $0.19 per diluted share.

         Net earnings for the year to date (26 weeks) were $9.1 million, or $0.42 per diluted share, compared with $7.7 million, or $0.36 per diluted share, in the prior year period. Net earnings include the negative impact of Internet operations and equity in loss of unconsolidated affiliates, and related tax effects, of $0.11 per diluted share, for the year to date.


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PETCO Animal Supplies, Inc.
August 17, 2000
Page 2 of 4

         Operating earnings for the year to date, or net earnings excluding Internet operations and equity in loss of unconsolidated affiliates, and related tax effects, increased to $11.4 million, or $0.53 per diluted share, an increase over operating earnings in the prior year period of $7.7 million, or $0.36 per diluted share.

         PETCO added 12 new superstores during the second quarter of fiscal 2000, compared with 10 new superstores opened in same period a year ago. PETCO has added 29 new superstores through the first six months of fiscal 2000.

         As previously reported, the Company has entered into a definitive merger agreement with a company organized by Leonard Green & Partners, L.P. and Texas Pacific Group. Completion of the transaction is subject to customary closing conditions, including stockholder approval, receipt of regulatory and other approvals and the completion of debt financing. PETCO anticipates completing the transaction in the fall of 2000.

         PETCO is a leading specialty retailer of premium pet food and supplies. PETCO operated 509 stores in 40 states and the District of Columbia as of July 29, 2000.

         Certain statements in this news release that are not historical fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of PETCO to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors, such as integration of operations as a result of acquisitions, competition, reliance on vendors, product lines and exclusive distribution arrangements, dependence on senior management and performance of new superstores, are discussed under the caption "Certain Cautionary Statements" in PETCO's Annual Report on Form 10-K for the year ended January 29, 2000.


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PETCO Animal Supplies, Inc.
August 17, 2000
Page 3 of 4

                           PETCO Animal Supplies, Inc.
                       Consolidated Statements of Earnings
                (Unaudited, in thousands, except per share data)


                                                Thirteen Weeks Ended    Twenty-Six Weeks Ended
                                               ----------------------   ---------------------
                                                July 29,    July 31,    July 29,     July 31,
                                                 2000         1999        2000        1999
                                               ---------    ---------   ---------   ---------
Net sales                                      $ 262,719    $ 236,184   $ 527,885   $ 465,841
Cost of sales and occupancy costs                189,348      174,304     381,248     344,839
                                               ---------    ---------   ---------   ---------
     Gross profit                                 73,371       61,880     146,637     121,002

Selling, general and administrative expenses      61,280       52,991     122,999     104,301
                                               ---------    ---------   ---------   ---------
     Operating income                             12,091        8,889      23,638      16,701

Interest expense, net                              2,362        2,078       4,742       4,002
                                               ---------    ---------   ---------   ---------
     Earnings before internet operations
     and equity in loss of unconsolidated
     affiliates and income taxes                   9,729        6,811      18,896      12,699


Internet operations and equity in loss of
unconsolidated affiliates                         (2,992)        --         1,903        --
                                               ---------    ---------   ---------   ---------

     Earnings before income taxes                  6,737        6,811      20,799      12,699

Income taxes                                       4,043        2,690      11,724       5,016
                                               ---------    ---------   ---------   ---------
     Net earnings                              $   2,694    $   4,121   $   9,075   $   7,683
                                               =========    =========   =========   =========

Operating earnings per common share:
     Basic                                     $    0.28    $    0.20   $    0.54   $    0.36

     Diluted                                   $    0.27    $    0.19   $    0.53   $    0.36

Earnings per common share:
     Basic                                     $    0.13    $    0.20   $    0.43   $    0.36

     Diluted                                   $    0.12    $    0.19   $    0.42   $    0.36

Weighted average number of common
shares outstanding:

     Basic                                        21,108       21,090      21,108      21,082

     Diluted                                      21,669       21,497      21,445      21,303


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PETCO Animal Supplies, Inc.
August 17, 2000
Page 4 of 4

                           PETCO Animal Supplies, Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                                      July 29,     January 29,
                                                                                        2000           2000
                                                                                    ------------   ------------
                                                                                    (unaudited)
ASSETS
Cash and cash equivalents                                                           $     31,411   $     36,059
Receivables                                                                                9,465          8,721
Inventories                                                                              110,439        116,913
Deferred tax assets                                                                       10,097         18,686
Other                                                                                      5,846          4,844
                                                                                    ------------   ------------
    Total current assets                                                                 167,258        185,223

Fixed assets, net                                                                        192,885        192,403
Goodwill                                                                                  45,270         36,362
Investment in affiliates                                                                  33,127         26,360
Other assets                                                                              13,363         13,546
                                                                                    ------------   ------------
                                                                                    $    451,903   $    453,894
                                                                                    ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                                    $     44,096   $     52,147
Accrued expenses                                                                          37,182         31,929
Accrued salaries and employee benefits                                                    16,304         15,285
Current portion of long-term debt                                                          9,125          9,125
Current portion of capital lease and other obligations                                     7,202          7,854
                                                                                    ------------   ------------
    Total current liabilities                                                            113,909        116,340

Long-term debt, excluding current portion                                                 85,400         89,050
Capital lease and other obligations, excluding current portion                             9,087         12,436
Accrued store closing costs                                                                4,071          5,378
Deferred tax liability                                                                     7,083          7,083
Deferred rent and other liabilities                                                       17,372         17,717

Stockholders' equity                                                                     214,981        205,890
                                                                                    ------------   ------------
                                                                                    $    451,903   $    453,894
                                                                                    ============   ============


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